Exhibit 14b

                              Consent of KPMG LLP



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Phoenix Insight Funds Trust:

We consent to the use of our report dated February 22, 2006 with respect to the December 31, 2005 financial statements of Phoenix Insight International Fund (formerly Harris Insight International Fund), a series of Phoenix Insight Funds Trust, incorporated herein by reference, and to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement filed on Form N-14.

                                      /s/ KPMG LLP

Philadelphia, Pennsylvania
January 10, 2007